EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                                October 29, 1999

Merrill Lynch Ohio Municipal Bond Fund
of Merrill Lynch Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

     We consent to the filing in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (file Nos. 33-44500 amd 811-4375) of our opinion dated January 17, 1992, originally filed on January 21, 1992 as an Exhibit to Pre-Effective Amendment No. 1 to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                            Very truly yours,

                                                            /s/ BROWN & WOOD LLP